Exhibit 10.1
EXHIBIT A
FIRST AMENDMENT TO SUPPLEMENTAL
EXECUTIVE RETIREMENT AGREEMENT
     THIS FIRST AMENDMENT to the United Bankshares, Inc. Supplemental Executive Retirement Agreement is made and entered into this ______day of _________, 2007, by and between UNITED BANKSHARES, INC., a West Virginia bank holding company (the “Company”) and ____________ (the “Executive”).
     WHEREAS, the Company and Executive entered into the United Bankshares, Inc. Supplemental Executive Retirement Agreement as of ____________, 200___(the “Agreement’); and
     WHEREAS, the Company has approved an amendment to Section 3.1 of the Agreement to provide an in-service death benefit as provided below; and,
     WHEREAS, the Company and Executive desire to enter into this Amendment to memorialize said change to Section 3.1 of the Agreement.
     NOW, THEREFORE, the Company and Executive mutually agree to amend the Agreement as follows:
     Effective November 1, 2007, Section 3.1 of the Agreement shall be amended and restated to read and have full force and effect as follows:
3.1	Death During Active Service. If the Executive dies while in the active service of the Company, and is entitled to a benefit under Article 2 of this Agreement, the Company shall pay the same benefit payments and for the same period of time as provided in the Agreement to the Executive’s beneficiary in the amount that the Executive was entitled to as of the date of his death under said Article 2, except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.
     IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the date and year first written above.

UNITED BANKSHARES, INC.
By:

Its:

[NAME OF EXECUTIVE]